THE ADVISORS’ INNER CIRCLE FUND

SEVENTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS SEVENTH AMENDMENT, effective as of the last date on the signature block below (the “Effective Date”), to the Custody Agreement, originally made and entered into as of February 12, 2013, as amended (the “Agreement”), is entered into by and between THE ADVISORS’ INNER CIRCLE FUND, a Massachusetts trust (the “Trust”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Custodian desire to amend Exhibit B in the Agreement to update the Exhibit name to be as follows: Exhibit B for Edgewood Growth ETF; and

WHEREAS, the Trust and the Custodian desire to amend Exhibit B in the Agreement to reflect the conversion of Edgewood Growth Fund from a mutual fund to an ETF; and

WHEREAS, Article 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

As of the Effective Date, Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

THE ADVISORS’ INNER CIRCLE FUND	U.S. BANK NATIONAL ASSOCIATION

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Exhibit B

To the Custody Agreement – The Advisors’ Inner Circle Fund

Edgewood Growth ETF Fee Schedule

Custody Services Fee Schedule

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio:

0.20 basis point on the first $15 Billion

0.15 basis point on the balance

Minimum annual fee per fund – $4,800

Plus portfolio transaction fees – waived

Portfolio Transaction Fees

•	$ 4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•	$ 7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•	$ 8.00 – Option/SWAPS/future contract written, exercised or expired
•	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•	$50.00 – Physical security transaction
•	$ 5.00 – per check disbursement

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges, treasury management expenses and extraordinary expenses based upon complexity.

Additional Services

•	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
•	$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
•	Class Action Services – $25 filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $2,000.
•	No charge for the initial conversion free receipt.
•	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

Additional Services Fee Schedule

Third-Party Agent Domestic Securities Lending Support+

•	$2,500 implementation fee per Trust per Third-Party Agent Lender - waived
•	Annual Base Fee $25,000 per Trust per Third-Party Agent Lender -waived
•	Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+

•	$9.00 - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)
•	$400 monthly minimum

•	Security Lending Collateral Account

o	Minimum annual fee per fund – $150.00
o	Transaction fees for Collateral Account Transactions

Portfolio Transaction Fees

•	$ 4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown
•	$ 7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
•	$ 8.00 – Option/SWAPS/future contract written, exercised or expired
•	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
•	$50.00 – Physical security transaction
•	$ 5.00 – per check disbursement

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

+	Each Third-Party Agent Lender will be invoiced directly

Exhibit B (continued)

To the Custody Agreement – The Advisors’ Inner Circle Fund

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	1.50	$15	Hungary	15.00	$48	Poland	6.00	$25
Argentina	12.00	$30	Iceland	12.00	$48	Portugal	3.50	$20
Austria	1.70	$20	India	7.00	$40	Qatar	38.00	$115
Bahrain	42.00	$115	Indonesia	6.00	$52	Romania	23.00	$85
Bangladesh	18.00	$110	Ireland	1.00	$14	Russia	10.00	$165
Belgium	1.25	$20	Israel	10.00	$26	Serbia	60.00	$165
Bermuda	12.00	$48	Italy	1.00	$15	Singapore	1.25	$22
Botswana	20.00	$40	Japan	1.00	$5	Slovakia	20.00	$90
Brazil	7.00	$20	Jordan	33.00	$100	Slovenia	20.00	$90
Bulgaria	20.00	$65	Kenya	24.00	$38	South Africa	1.50	$12
Canada	1.20	$6	Kuwait	33.00	$110	South Korea	3.00	$12
Chile	13.00	$50	Latvia	12.00	$60	Spain	1.00	$15
China Connect	18.00	$55	Lithuania	12.00	$40	Sri Lanka	11.00	$55
China (B Shares)	10.00	$15	Luxembourg	1.25	$20	Eswatini	28.00	$55
Colombia	35.00	$50	Malaysia	2.50	$35	Sweden	1.25	$15
Costa Rica	12.00	$50	Malta	17.60	$60	Switzerland	1.25	$20
Croatia	15.00	$55	Mauritius	22.00	$80	Taiwan	8.00	$43
Cyprus	12.00	$45	Mexico	2.50	$15	Thailand	2.90	$22
Czech Republic	10.00	$23	Morocco	23.00	$68	Tunisia	38.00	$38
Denmark	1.50	$15	Namibia	24.00	$45	Turkey	7.00	$10
Egypt	15.00	$48	Netherlands	1.50	$12	UAE	30.00	$105
Estonia	6.00	$20	New Zealand	1.50	$22	Uganda	40.00	$90
Euroclear (Eurobonds)	1.00	$5	Nigeria	24.00	$38	Ukraine	19.20	$35
Euroclear (Non-Eurobonds)	Rates are available upon request	$5	Norway	1.50	$20	United Kingdom	1.00	$3
Finland	2.00	$14	Oman	42.00	$100	Uruguay	45.00	$55
France	1.00	$14	Pakistan	24.00	$75	Vietnam	16.00	$80
Germany	1.00	$13	Panama	65.00	$98	West African Economic Monetary Union (WAEMU)*	38.00	$130
Ghana	20.00	$38	Peru	35.00	$65	Zambia	28.00	$45
Greece	4.00	$26	Philippines	3.50	$38	Zimbabwe	28.00	$45
Hong Kong	1.75	$15	Saudi Arabia	18.00	$55

*	Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

Exhibit B (continued)

To the Custody Agreement – The Advisors’ Inner Circle Fund

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

•	1–25 foreign securities – $500; 26–50 foreign securities – $1,000; Over 50 foreign securities – $1,500
•	Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
•	For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

•	Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
•	A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
•	SWIFT reporting and message fees.

Extraordinary Services –

Extraordinary services are duties or responsibilities of an unusual nature, including termination, but not provided for in the governing documents or otherwise set forth in this schedule. A reasonable charge will be assessed based on the nature of the service and the responsibility involved. At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification. Fees are subject to change at our discretion and upon written notice. The fees set forth above and any subsequent modifications thereof are part of your agreement. Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice. In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to the client directly. Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account. Payment of fees constitutes acceptance of the terms and conditions set forth.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an Account. For a non-individual person such as a business entity, a charity, a Trust, or other legal entity, we ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.